                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                UTI ENERGY CORP.
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                (Name of Registrant as Specified in its Charter)


                                UTI ENERGY CORP.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         N/A
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         N/A
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         N/A
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     (4) Proposed maximum aggregate value of transaction:

         N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:

         N/A

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         N/A
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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                              UTI ENERGY CORP.
                     16800 Greenspoint Park, Suite 225N
                            Houston, Texas 77060

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                          NOTICE OF ANNUAL MEETING

--------------------------------------------------------------------------------

      The 1997 Annual Meeting of Stockholders (the "Meeting") of UTI Energy Corp., a Delaware corporation (the "Company") will be held at the offices of UTI Energy Corp., 16800 Greenspoint Park, Suite 225N, Houston, Texas 77060, at 10:00 a.m. on August 28, 1997, for the following purposes:

      1. to elect two Class III directors for a three-year term to expire at the 2000 annual meeting of stockholders of the Company;

      2.   to approve the UTI Energy Corp. 1997 Long-Term Incentive Plan;

      3. to approve a three-for-one split of the Company's common stock, $.001 par value ("Common Stock"), through a stock dividend and related amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of the Common Stock from 10,000,000 to 50,000,000;

      4. to approve an amendment to the Company's Restated Certificate of Incorporation that would authorize the issuance of up to 5,000,000 shares of preferred stock, $.01 par value; and

      5. to take action upon any other matters which may properly come before the meeting.

      Stockholders of record at the close of business on July 30, 1997, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

      It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           P. Blake Dupuis
                                           Secretary

August 8, 1997

                                UTI ENERGY CORP.
                       16800 Greenspoint Park, Suite 225N
                              Houston, Texas 77060

--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 28, 1997

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UTI Energy Corp., a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the offices of UTI Energy Corp., 16800 Greenspoint Park, Suite 225N, Houston, Texas 77060, on August 28, 1997, at 10:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about August 8, 1997.

           Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election of the nominees to the Board of Directors; (ii) "FOR" approval of the Company's 1997 Long-Term Incentive Plan (the "1997 Incentive Plan"); (iii) "FOR" the stock split and the related amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of the Company's common stock, $.001 par value ("Common Stock") from 10,000,000 to 50,000,000; (iv) "FOR" the amendment to the Company's Restated Certificate of Incorporation that would authorize the issuance of up to 5,000,000 shares of the Company's preferred stock, $.01 par value ("Preferred Stock"); and (v) in the discretion of such persons, "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting. A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


                        PERSONS MAKING THE SOLICITATION

           This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling, and mailing the proxy materials to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.


                      SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record of the Company's Common Stock at the close of business on July 30, 1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on July 30, 1997, there were 4,036,729 shares Common Stock issued and outstanding. Holders of record of the Common Stock on such date will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, 16800 Greenspoint Park, Suite 225N, Houston, Texas 77060, from August 1, 1997, through August 27, 1997, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

      A majority of the total shares of Common Stock issued and outstanding on the record date will constitute a quorum for the transaction of business at the Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

      The enclosed form of proxy provides a means for stockholders to vote for all of the director nominees listed herein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a stockholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast at the meeting.

      The approval of the 1997 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting and approval of the amendments to the Restated Certificate of Incorporation increasing the number of shares of authorized Common Stock and authorizing the issuance of Preferred Stock each require the affirmative vote of the holders of the majority of the outstanding shares of Common Stock as of the Record Date. Broker non-votes, i.e. shares held in the name of brokers for which discretionary authority is not permitted under the rules of the American Stock Exchange, will not be considered entitled to vote on such proposals or counted in determining the number of shares voted in favor of any proposal. Shares that are represented at the Meeting but abstain from voting on such proposals will be counted as shares entitled to vote on such proposals and will have the same effect as a vote against such proposals. Accordingly, broker non-votes will have no effect on the votes for approval of the 1997 Plan and will have the same effect as a vote against the proposed amendments to the Restated Certificate of Incorporation.


      REMY Capital Partners III, L.P. ("REMY Capital"), owned directly 1,739,550 shares of Common Stock (43.1%) at July 30, 1997, and controls sufficient votes to substantially influence the outcome of any of the proposals being voted upon by the stockholders. REMY Capital has advised the Company that it intends to vote the shares owned by it for election of the nominees named herein and "FOR" Proposal Nos. 2 through 4 above.


                                 PROPOSAL NO. 1

                         ELECTION OF CLASS II DIRECTORS

      Two directors will be elected at the Meeting to serve as Class III directors for three-year terms ending at the 2000 Annual Meeting of Stockholders or until such person's successor shall be duly elected and qualified. The Board of Directors recommends the election of Mr. Vaughn E. Drum and Mr. Robert B. Spears as the Class III Directors to serve for such three-year terms. Both Mr. Drum and Mr. Spears are currently directors of the Company.

      Unless contrary instructions are set forth in the proxies, it is intended that the persons executing a proxy will vote all shares represented by such proxy for the election as director of both Mr. Drum and Mr. Spears. Should either Mr. Drum or Mr. Spears become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that either Mr. Drum or Mr. Spears will be unable or are unwilling to serve if elected.

      There are currently two Class III directorships up for election. Proxies cannot be voted for other than such directorships. Pursuant to the Company's bylaws, directors are elected to serve for three-year terms and until their successors are elected or their earlier resignation or removal. Class I directors' terms expire in 1998, Class II directors' terms expire in 1999 and Class III directors' terms expire at the Meeting.

      There currently are six board seats authorized under the Company's bylaws. The following table sets forth information regarding the current directors of the Company, including the nominees for Class III Directors included herein. There are no family relationships among any of the directors or executive officers of the Company, nor any arrangements or understandings between any director and any other person pursuant to which such director was selected as a director.


NAME                  AGE     POSITION
----                  ---     --------
Mark S. Siegel        46      Chairman and Class II Director (since 1995)

Vaughn E. Drum        51      President, Chief Executive Officer and Class III
                              Director (since 1986)

Kenneth N. Berns      37      Class II Director (since 1995)

Terry H. Hunt         49      Class I Director (since 1994)

Nadine C. Smith       40      Class I Director (since 1995)

Robert B. Spears      70      Class III Director (since 1994)

---------------

      Mark S. Siegel - Mr. Siegel has served as Chairman of the Board and a director of the Company since March 14, 1995. Mr. Siegel has been President of Remy Investors and Consultants, Incorporated ("Remy Investors") since 1993 and serves as a nominally paid employee of the Company. From 1992 to 1993, Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc. and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel is a Director of Applause Enterprises, Inc. and Modern Videofilm, Inc. Mr. Siegel holds a B.A. from Colgate University and a J.D. from Boalt Hall School of Law.

      Vaughn E. Drum - Mr. Drum has served as President, Chief Executive Officer and a director of the Company since December 1986. From 1980 through November 1986, Mr. Drum served in various capacities for UGI Development
Company ("UGIDC"), a subsidiary of UGI Corporation.   Mr. Drum holds a B.S. in
Petroleum Engineering from Marietta College.

      Kenneth N. Berns - Mr. Berns has served as a director of the Company since May 24, 1995. Mr. Berns has been an employee of Remy Investors since 1994 and serves as a nominally paid employee of the Company. From 1990 through 1994, Mr. Berns was employed by affiliated real estate development and management companies, including Ridge Properties, Ltd., Ridge Development, Ltd. and Spound Company. Prior to 1990, Mr. Berns was a senior manager of Spicer & Oppenheim and a Vice President of Cantor Fitzgerald Financial Corporation. Mr. Berns is the majority stockholder of RD Management, Inc., which is the general partner of Ridge Properties, Ltd. Mr. Berns is a Certified Public Accountant and holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.

      Terry H. Hunt - Since 1992, Mr. Hunt has served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane
distribution company.   From 1989 to 1992, Mr. Hunt was the President and
Chairman of Carnegie Natural Gas Company, a gas distribution and transportation company, and of Apollo Gas Company, a natural gas distributor. From 1984 through 1988, he served as Vice President of Delhi Gas Pipeline Corporation, a gas distribution company.

      Nadine C. Smith - Ms. Smith is President and Chief Executive Officer of Enidan Capital, an investment company that makes equity investments in public and privately held companies. Prior to co-founding Enidan Capital in 1997, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith also is President and Chief Executive Officer of Sirrom Resource Funding LP, which finances environmental companies. Ms. Smith is a director of American Retirement Corporation, Sirrom Partners, L.P. and Carson Resources, Inc. Ms. Smith earned a bachelors degree in economics from Smith College and a Masters degree in business from Yale University.

      Robert B. Spears - Since 1989, Mr. Spears has served as the Chairman and Vice President, Business Development of Spears & Associates, Inc., a firm which he founded in 1965. Spears & Associates is a leading research-based consulting firm to the oil and natural gas industry worldwide.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met five times during the year ended December 31, 1996. Each director attended at least 75% of all meetings of the Board of Directors for which he or she was eligible and all meetings of each committee for which he or she was eligible.

      The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a nominating or other similar committee.

      The Executive Committee, which currently is composed of Messrs. Drum and Siegel, has the authority to act for the Board in all matters arising between regular or special meetings of the Board. The Executive Committee did not meet during the year ended December 31, 1996.

      The Audit Committee, which currently is composed of Messrs. Berns and Spears and Ms. Smith, selects, subject to Board approval (and, if the Board so determines, subject to stockholder approval), the independent accountants to audit the Company's books and records, and considers and acts upon accounting matters as they arise. The Audit Committee met once during the year ended December 31, 1996.

      The Compensation Committee, which currently is composed of Messrs. Hunt and Siegel and Ms. Smith, recommends compensation policies to the Board of Directors. The Compensation Committee met once during the year ended December 31, 1996.

COMPENSATION OF DIRECTORS

      Directors who are employees of the Company (including Mr. Siegel and Mr. Berns who serve as employees of the Company for nominal additional consideration) do not receive any additional compensation for serving as a director or as a member of a committee of the Board of Directors. The non-employee directors are each entitled to receive an annual retainer fee of $5,000 and fees of $700 per meeting for their attendance at regular and special Board of Directors meetings. Non-employee committee members are entitled to additional fees of $500 for each committee meeting attended. All directors have been and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings.

      The Company currently maintains a Non-Employee Director Stock Option Plan (the "Director Plan") established in 1995. Under the Director Plan, options to purchase up to an aggregate of 100,000 shares of Common Stock of the Company may be granted to non-employee directors of the Company. Options granted pursuant to the Director Plan stipulate that the purchase price per share be equal to the fair market value of the Common Stock as of the date of grant.
The Director Plan provided for the grant of an option to purchase 2,500 shares of Common Stock to each non-employee director as of December 19, 1995 and to each future non-employee director as of the date he/she is first elected. Options to purchase 7,500 shares of the Company's common stock at $5.69 per shave have been awarded under this provision. The Director Plan also provides that commencing on December 31, 1996, each non-employee director who has served for a period of at least one year will automatically be granted, on December 31 of such year, an option to purchase 1,250 shares of Common Stock. Options to purchase 3,750 shares of the Company's common stock at $35 3/8 per share were awarded under this provision in 1996. No options under the Director Plan will be granted after December 18, 2005 and all options issued expire five years from the date of grant. Mr. Siegel and Mr. Berns have waived any rights to receive options under the Director Plan.

      In 1995, the Company entered into a consulting agreement with Nadine C. Smith, an outside director of the Company, which provided for a consulting fee of $25,000. This consulting arrangement expired in March 1996. Ms. Smith was paid $18,750 in 1996 related to this agreement.

      Mr. Siegel and Mr. Berns each participate in the Company's 1996 Employee Stock Option Plan (the "1996 Plan") in their capacities as officers and employees of the Company. The granting of options to them are based on the full Board of Directors' determination of the benefits realized by the Company from their efforts in assisting the Company to expand and grow. In February 1997, options to purchase an aggregate of 55,000 and 5,000 shares of Common Stock at an exercise price $23 per share, the market price of the Common Stock on the date of grant, were granted to Messrs. Siegel and Berns, respectively, in recognition of their efforts in assisting the Company in effecting transactions during 1996 without additional consideration. In addition, on July 27, 1997, the full Board of Directors of the Company granted to Messrs. Siegel and Berns under the 1996 Plan options to purchase an aggregate of 45,000 and 10,000 shares of Common Stock at an exercise price of $60 per share, the market price of the Common Stock on the date of grant, in recognition of their assistance in effecting two acquisitions and two financings during the first part of 1997 without additional compensation. Further, the stockholders of the Company, at the 1996 Annual Meeting of Stockholders held August 8, 1996, approved a five-year option agreement between the Company and Remy Investors (the "Remy Option") which permits Remy Investors to purchase 120,000 shares of Common Stock at $5 11/16 per share. Such option was granted to Remy Investors to compensate it for various financial and advisory services provided to the Company during 1995. Mr. Siegel is the President and sole stockholder of Remy Investors.

                                 PROPOSAL NO. 2

                   APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

GENERAL

      On July 23, 1997, the Board of Directors adopted the 1997 Incentive Plan, subject to the approval of the Company's stockholders. A complete copy of the Incentive Plan is attached hereto as Annex A. The following description of the 1997 Incentive Plan is qualified in its entirety by reference to Annex A, which is hereby incorporated herein by reference as if fully set forth herein.

PURPOSE

      The 1997 Incentive Plan is intended to advance the best interests of the Company, its subsidiaries and its stockholders by attracting, retaining and motivating key employees. The 1997 Incentive Plan provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options ("SARs"), restricted stock awards and performance awards to certain key employees of the Company and its subsidiaries, thereby increasing the personal stake of such key employees in the continued success and growth of the Company. There are approximately 30 key employees of the Company and its subsidiaries currently eligible to participate in the 1997 Incentive Plan, including Messrs. Drum, Siegel and Berns. The 1997 Incentive Plan also is intended to supplement the Company's 1993 Non-Qualified Stock Option Plan, which has no shares of Common Stock available for future grants, and the 1996 Plan; which has 29,100 shares of Common Stock available for future grants. If the 1997 Incentive Plan is approved, no additional grants will be made pursuant to the 1996 Plan.

ADMINISTRATION

      The 1997 Incentive Plan will be administered by the Board of Directors or a designated committee of the Board of Directors (the "Committee"). Initially, the Committee will be comprised of the full Board of Directors of the Company. The Committee will have broad authority to interpret and administer the 1997 Incentive Plan, including the power to grant and modify awards and the power to limit or eliminate its discretion as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law, rule or regulation. The Committee also will have broad authority to accelerate the vesting of an award or the time at which any award is exercisable or to waive any condition or restriction on the vesting, exercise or receipt of any award. The Board of Directors may at any time amend, suspend, discontinue or terminate the 1997 Incentive Plan without stockholder approval or approval of participants, subject to certain limitations.

SHARES SUBJECT TO 1997 INCENTIVE PLAN

      Initially, 200,000 shares of Common Stock will be available for issuance under the 1997 Incentive Plan; however, in the event the Stock Split and related amendment to the Company's Restated Certificate of Incorporation is approved, the number of shares available for issuance will increase to 600,000. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards also will not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the 1997 Incentive Plan (without reduction for issuances).

      The aggregate number of shares of Common Stock subject to stock options or SARs that may be granted to any one participant in any one year under the 1997 Incentive Plan shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of restricted stock shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Common Stock that may be received by any one participant in any one year in respect of a performance award shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization) and the aggregate amount of cash that may be received by any one participant in any one year in respect to a performance award shall be $500,000.

      Stock Options

      The Committee is authorized to determine the terms and conditions of all option grants, which may be of incentive stock options subject to the limits of
Section 422 of the Internal Revenue Code of 1986, as amended (the"Code") or non-qualified stock options. The aggregate number of shares of Common Stock that are available for incentive stock options granted under the 1997 Incentive Plan is 200,000 (subject to certain adjustment provisions relating to changes in capitalization). Stock options may be awarded subject to time, performance or other vesting limitations imposed by the Committee. The term of an incentive stock option shall not exceed ten years from date of grant. The exercise price of an option shall be determined by the Committee upon the option grant, provided that the exercise price of incentive stock options shall be no less than the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in a manner specified by the Committee (which may include payment in cash, Common Stock, a combination thereof, or by "cashless exercise").

      Stock Appreciation Rights

      The Committee is authorized to grant SARs independent of or in tandem with options under the 1997 Incentive Plan. The terms, conditions and exercise price of SARs granted independent of options under the 1997 Incentive Plan will be determined by the Committee on the date of grant. A tandem SAR can be exercised only to the extent the option with respect to which it is granted is then exercisable and is subject to the same terms and conditions as the option to which it is related. An option related to a tandem SAR will terminate automatically upon exercise of the tandem SAR. Similarly, when an option is exercised, the tandem SARs relating to the shares covered by such option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related option will be automatically exercised on such date for cash.

      Upon exercise of an SAR, the holder will be entitled to receive, for the number of shares referenced by the SAR, an amount per share (the "appreciation") equal to the difference between the base price per share (which shall be the exercise price per share of the related option in the case of a tandem SAR) and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the SAR. The appreciation will be payable in cash, Common Stock or a combination of both, at the discretion of the Committee.

      Restricted Stock

      The Committee is authorized to award restricted stock under the 1997 Incentive Plan subject to such terms and conditions as the Committee may determine consistent with the 1997 Incentive Plan. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which the restricted stock will vest. The number of shares and vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or its subsidiaries or upon the attainment of specified performance objectives based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.

      Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee's name. The Committee will determine whether an employee will have the right to vote and/or receive dividends on the restricted stock before it vests. No share of restricted stock may be sold, transferred, assigned or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. Except as otherwise specified in the grant of a restricted stock award, in the event of an employee's termination of employment before all his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock that have not vested will be forfeited and any purchase price paid by the employee will be returned to the employee. At the time the restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

      Performance Awards

      The Committee is authorized to grant performance awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee. An employee to whom a performance award is granted will be given achievement objectives to be reached over a specified period of time (the "performance period"). A minimum level of acceptable achievement also will be established. Achievement objectives may be described either in terms of Company-wide performance or in terms that are related to the performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee has the authority to determine the size of the award, frequency of awards, the date or dates when awards vest, the performance periods and the specific performance objectives to be achieved in order to receive the award. Performance objectives, however, will be based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.

      If at the end of the performance period the specified objectives have been fully attained, the employee will be deemed to have fully earned the performance award. If such objectives have been partially attained, the employee will be deemed to have partly earned the performance award and will become entitled to receive a portion of the total award. If the required minimum level of achievement has not been met, the employee will not be entitled to any part of the performance award. If a performance award is granted after the start of a performance period, the award will be reduced to reflect the portion of the performance period during which the award was in effect.

      An employee who, by reason of death, disability or retirement, terminates employment before the end of the performance period will be entitled to receive, to the extent earned, a portion of the award which is proportional to the portion of the performance period during which the employee was employed. An employee who terminates employment for any other reason will not be entitled to any part of the award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the award which is proportional to his or her period of actual service.

      Change of Control

      Upon the occurrence of a "Change of Control" (as defined in the 1997 Incentive Plan) of the Company, all outstanding shares of restricted stock and performance awards will immediately vest. All stock options and all SARs granted under the 1997 Incentive Plan and held by then-current employees will become immediately exercisable and will remain exercisable for three years (but not beyond their expiration date) following the employee's termination of employment for any reason other than for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position. In addition, each participant in the 1997 Incentive Plan will receive the maximum performance award he or she could have earned for the proportionate part of the performance period prior to the Change of Control and will retain the right to earn any additional portion of his or her award if he or she remains in the Company's employ. A change in control under the 1997 Incentive Plan is not triggered by an increase or decrease in the number of shares of Common Stock beneficially owned by Remy Capital or its affiliates above or below 35% of the Company's outstanding Common Stock.

      Federal Income Tax Consequences

      Incentive Stock Options. The grant of incentive stock options under the 1997 Incentive Plan to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

      An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

      The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

      Non-Qualified Stock Options. The grant of non-qualified stock options under the 1997 Incentive Plan will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between
(i) the fair market value on that date of the shares acquired and (ii) the exercise price. The tax basis of these shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-qualified stock option.

      Stock Appreciation Rights. Stock Appreciation Rights granted under the 1997 Incentive Plan do not result in taxable income to the employee at that time. The issuance of shares of Common Stock or the payment of cash, without other payment by the recipient, will be treated as additional compensation for services to the Company. The employee will recognize taxable income equal to cash received or the fair market value of the shares on the date of receipt, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the employee.

      Restricted Stock Grants. Restricted stock granted under the 1997 Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted Stock Grants involve the issuance of stock to an employee subject to specified restrictions as to sale or transferability of the stock and/or subject to a substantial risk of forfeiture. On the date the restrictions lapse, or the performance goals are met, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

      Performance Awards. Performance awards involve the issuance of shares of stock, cash, or a combination of both, without any payment, as compensation for services to the Company only after satisfaction of specified performance goals established by the Committee and certification by the Committee, prior to payment, that the goals have been satisfied. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See following discussion of "performance based" compensation in the following paragraph.

      Compensation Deduction Limitation. Under Section 162(m) of the Code the Company's tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. Section 162(m) provides an exception from this deduction limitation for certain "performance based" compensation approved by a committee consisting solely of at least two "outside directors". The 1997 Incentive Plan is generally designed to be able to satisfy these statutory requirements for stock options and SAR's when grants are approved by a committee consisting of outside directors and when the exercise price is not less than fair market value on the date of grant and for performance awards (including restricted stock). However, because the 1997 Incentive Plan will initially be administered by the full Board of Directors, any current stock options, SARs or performance grants (including restricted stock) under the 1997 Incentive Plan would not qualify for an exemption from the deduction limitation. The Company intends to consider the future potential limitation on the deductibility of compensation under Section 162(m) in connection with grants under the Incentive Plan.


                                 PROPOSAL NO. 3

 APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                   THE NUMBER OF AUTHORIZED SHARES OF COMMON
                             STOCK OF THE COMPANY.

      The Board of Directors has unanimously approved a three-for-one stock split of the Common Stock, subject to approval of an amendment to the Company's Restricted Certificate of Incorporation increasing the number of authorized shares of Common Stock from 10,000,000 to 50,000,000. The stock split will be effected through a stock dividend that would be paid following the effectiveness of a proposed amendment to the Company's Restated Certificate of Incorporation that will increase the authorized shares of Common Stock. Subject to the approval of this Proposal by the stockholders, the Board has authorized the issuance to stockholders of record on August 25, 1997 (the "Record Date") two additional shares of Common Stock as a dividend on each issued and outstanding share of Common Stock. The Board of Directors believes that the stock split in the form of a stock dividend is in the best interests of the stockholders. The stock split is intended to place the market price of the Common Stock in a range more attractive to a wider range of investors, particularly individuals, and may result in a broader market for the stock and more widespread ownership of the Common Stock.

      Of the 10,000,000 shares of Common Stock currently authorized, at the Record Date there were 4,036,729 shares of Common Stock outstanding and an aggregate of 652,410 shares of Common Stock reserved for issuance pursuant to the Company's director and employee benefits plans and the Remy Options and 700,000 shares of Common Stock reserved for issuance pursuant to various stock options and warrants that have been granted to third parties in connection with certain of the Company's acquisition and financing activities.

      The increase in the authorized number of shares of Common Stock will be effected through an amendment to the first paragraph of article 4 of the Company's Restated Certificate of Incorporation. As amended, such paragraph would read as follows:

           "4. The total number of shares of Common Stock which the Corporation shall have authority to issue is Fifty Million (50,000,000), par value $0.001 per share."

      Following the adoption of the amendment to the Company's Restated Certificate of Incorporation, the Company intends to effect a three-for-one stock split in the form of a stock dividend and a transfer of $0.001 for each additional share of Common Stock issued, or approximately $8,073, will be made from the Company's additional paid-in capital account to its Common Stock account as of August 25, 1997, the date on which stockholders of record will be entitled to the additional shares, so that the additional shares to be issued will be fully paid.

      Following the increase of capital in the Common Stock account becoming effective, certificates representing the additional shares will be distributed by the Company to stockholders of record as of August 25, 1997, without any further action by the stockholders.

      The Company will list on the American Stock Exchange the additional shares of Common Stock to be issued. As a result of the proposed stock split, brokerage commissions and transfer taxes on any subsequent trades of the stock may increase.

      In the opinion of counsel for the Company, the adoption of the proposed amendment and the issuance of the additional shares in connection with the stock split will result in no gain or loss or any other form of taxable income for United States federal income tax purposes. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares in connection with the stock split, and stockholders subject to those laws are urged to consult their tax advisors.

      Other than the stock split described above, the Company does not have any current plans or proposals that would require the use of the additional shares of Common Stock to be authorized. The Company anticipates, however, that some portion of the additional shares could be utilized by the Company in the future for stock splits, acquisitions, and stock-based employee benefit plans, as well as for public offerings of Common Stock or securities convertible or exchangeable into shares of Common Stock. Unless required by law, regulatory authorities or applicable rules of the American Stock Exchange, it is not anticipated that any future authorization by a vote of stockholders will be sought for the issuance of any shares of Common Stock. Stockholders of the Company do not have any preemptive rights to purchase additional shares of Common Stock, whether now or hereafter authorized.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Restated Certificate of Incorporation. Abstentions and broker non- votes will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.


                                 PROPOSAL NO. 4

  APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK OF THE COMPANY.

      The Board of Directors has unanimously approved the authorization of 5,000,000 shares of Preferred Stock. The Company's Restated Certificate of Incorporation currently authorizes the Company to issue 300,000 shares of preferred stock, $10 par value (the "Prior Preferred"), of which 250,000 shares previously have been issued and subsequently canceled by the Company. Upon approval of the amendment to authorize the Preferred Stock, the Prior Preferred will be cancelled.

      The authorization of the Preferred Stock will be effected through an amendment to the third paragraph of article 4 of the Company's Restated Certificate of Incorporation. As amended, such paragraph would read as follows:

                 "The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000), $.01 par value. The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions shall be determined from time to time by the Board of Directors."

      The Company does not have any current plans or proposals that would require the use of the additional shares of Preferred Stock to be authorized. The Company anticipates, however, that some portion of the additional shares could be utilized by the Company in the future for financing of acquisitions of complimentary business and assets or for public offerings of preferred stock and preferred stock convertible into Common Stock. The Company currently has no plans to issue Preferred Stock in connection with a rights plan or other anti-takeover device, although there can be no assurance that such rights could be issued in the future.

      Unless required by law, regulatory authorities or applicable rules of the American Stock Exchange, it is not anticipated that any future authorization by a vote of stockholders will be sought for the issuance of any shares of Preferred Stock. Stockholders of the Company do not have any preemptive rights to purchase additional shares of Preferred Stock, whether now or hereafter authorized.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Restated Certificate of Incorporation. Abstentions and broker non- votes will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK OF THE COMPANY.

                               EXECUTIVE OFFICERS

      Set forth below is certain information concerning the present executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company's directors.

      NAME           AGE                    POSITION
      ----           ---                    --------
Vaughn E. Drum       51     President, Chief Executive Officer and Class III
                            Director (since 1986)

Karl W. Benzer       46     Vice President; President and Chief Operating
                            Officer of FWA Drilling Company, Inc.(1)

Gerald J. Guz        56     Senior Vice President; President and Chief
                            Operating Officer of Universal Well Services, Inc.(1)

Terry L. Pope        45     Vice President; President and Chief Operating
                            Officer of Triad Drilling Company(1)

Willard E. White     63     Vice President; President and Chief Operating
                            Officer of International Petroleum Service Company(1)

P. Blake Dupuis      43     Vice President; Treasurer and Chief Financial
                            Officer

---------------
(1)      The named firm is a wholly-owned subsidiary of the Company.

         For additional information regarding Mr. Drum, see "Directors" above.

         P. Blake Dupuis - Mr. Dupuis has served as Vice President and Chief Financial Officer of the Company since September 1996. From April 1996 to September 1996, Mr. Dupuis served as Chief Financial Officer of Adcor-Nicklos Drilling Company and from December 1993 to April 1996 he served as Chief Financial Officer of Coastwide Energy Services, Inc. From September 1989 to December 1993, Mr. Dupuis served as Chief Financial Officer of EVI, Inc. Mr. Dupuis is a Certified Public Accountant and holds a B.S. in Business Administration from the University of Southwestern Louisiana.


         Karl W. Benzer - Mr. Benzer has served as a Vice President of the Company since 1994. He currently serves as President of FWA Drilling, a wholly-owned subsidiary of the Company. He previously served as President of UTICO Hard Rock Boring, a division of the Company. Prior to joining the Company, Mr. Benzer was Vice President of S. W. Jack Drilling Company and President of Cubby Drilling, Inc. Mr. Benzer holds a B. S. Degree in Mechanical Engineering and a M.B.A. from the University of Rhode Island.

         Gerald J. Guz - Mr. Guz has served as Senior Vice President of the Company and President of Universal Well Services, Inc., a wholly owned subsidiary of the Company, since December 1986. From 1986 to 1994, Mr. Guz also served as a director of the Company. From 1981 through 1986, he served in various capacities for UGIDC Mr. Guz graduated holds a B.S. in Business Management from St. Vincent College.

         Terry L. Pope - Mr. Pope has served as President of Triad Drilling Company ("Triad"), a wholly owned subsidiary of the Company since January 1996. From 1987 through January 1996, Mr. Pope served as President of International Petroleum Service Company ("IPSCO"). From 1980 through 1987, he served in various capacities for IPSCO and Triad.

         Willard E. White - Mr. White has served as President of IPSCO, a wholly owned subsidiary of the Company, since September 1994. From 1988 until September 1994, he was President of W. E. White, Inc., Petroleum Consultants. Prior to 1988, Mr. White held a number of positions including President of Belden and Blake Corporation, President of Resource Exploration, Inc. and served as a private consultant to the oil field industry. Mr. White holds a B.S. in Petroleum Engineering from Marietta College.

Summary Compensation Table

         The following table sets forth information concerning compensation for 1996, 1995 and 1994 earned by or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1996 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation           Long term compensation
                              ---------------------------------   ------------------------
                                                                           Awards
                                                                  ------------------------
                                                                               Securities
                                                  Other Annual    Restricted   Underlying       All Other
 Name and Principal           Salary    Bonus   Compensation(1)      Stock       Options     Compensation(3)
      Position         Year     $         $            $           Award(s)    SARs(#)(2)           $
 ------------------    ----   ------    -----   ---------------   ----------   -----------   ---------------
Vaughn E. Drum         1996   144,950  58,912          --             --         97,320             2,899
President and Chief    1995   144,950      --          --             --             --             2,899
Executive Officer      1994   144,950      --          --             --             --             4,014

Karl W. Benzer         1996    90,000  45,000          --             --             --            18,000
Vice President         1995    90,000      --          --             --             --               762
                       1994    35,760      --          --             --             --                --

Vincent J. Donahue     1996    90,350  37,344          --             --         48,660             1,807
Vice President and     1995    90,350      --          --             --             --             1,807
Secretary (4)          1994    90,350      --          --             --             --             2,502

Gerald J. Guz          1996    90,000  66,801          --             --         97,320             1,471
Vice President         1995    90,000      --          --             --             --             1,350
                       1994    90,000      --          --             --             --             2,700

Terry Pope             1996    90,000  79,520          --             --         48,660             2,119
Vice President         1995    90,000  12,500          --             --             --             1,726
                       1994    90,000      --          --             --             --             2,700

--------------

(1) The aggregate amounts of perquisites and other personal benefits, securities or property is less than 10% of each executive officer's combined annual salary and bonus during the applicable year.

(2) On December 15, 1995, the Compensation Committee of the Board of Directors approved the repricing of stock options granted to Messrs. Drum, Donahue, Guz and Pope from an exercise price of $8.00 per share to $5 5/16 per share (the fair market value on December 15, 1995) for Messrs. Donahue and Pope and to a price ranging from $5 5/16 to $6 3/8 per share (depending on the year the applicable option vests) for Messrs. Drum and Guz. The repricings, which were subject to stockholder approval, were approved by the stockholders of the Company at the 1996 Annual Meeting of Stockholders held August 8, 1996.

(3) Amounts set forth for 1996, 1995 and 1994 reflect the Company's contributions or other allocations to defined contribution plans.

(4) Mr. Donahue resigned as an officer of the Company in July 1997, following the relocation of the Company's corporate headquarters from Wayne, Pennsylvania to Houston, Texas.

Compensation Pursuant to Employee Benefit Plans

      The Company maintains several plans intended to provide incentives to its key employees. These plans are described below.

      Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan established in 1987 (the "ICP"). Under the ICP, specified management employees of the Company or any subsidiary with at least 90 days of service may be eligible to receive a cash bonus following each plan year based on a comparison of financial performance against targets established for each plan year.

      Restricted Stock Plan. During 1993, the Company adopted its 1993 Restricted Stock Plan (the "Restricted Stock Plan"). Under the Restricted Stock Plan, an aggregate of 50,000 shares of Common Stock were awarded during 1993 to certain persons who were full-time salaried employees of the Company or its subsidiaries. Of such shares, 3,600 shares of Common Stock were awarded to Mr. Donahue. There are no additional shares available for grant under the Restricted Stock Plan.

      1993 Non-Qualified Stock Option Plan. During 1993, the Company adopted its 1993 Non-Qualified Stock Option Plan (the "1993 Plan"). Under the 1993 Plan, options to purchase shares of Common Stock available for grant were awarded in December 1993 to the following individuals in the following amounts:
Mr. Drum, 97,320 shares; Mr. Guz, 97,320 shares; Mr. Donahue, 48,660 shares; and Mr. Pope, 48,660 shares. On December 15, 1995, the options were repriced from $8 to prices ranging from $5 5/16 (the fair market value of December 15, 1995) to $6 3/8, depending upon the individual as well as the vesting date of the option. The repricings, which were subject to stockholder approval, were approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders held August 8, 1996. There are no additional shares available for grant under the 1993 Plan.

      1996 Employee Stock Option Plan. In August 1996, the Company's shareholders approved the 1996 Plan. Under the 1996 Plan, the Company can award options on up to 300,000 shares of Common Stock to certain employees at a price equal to the fair market value of the stock at the date the option is granted. During 1996, the Company awarded options to purchase 95,000 shares of Common Stock at an exercise price of $13.75 per share of which 75,000 were awarded to P. Blake Dupuis, the Company's Chief Financial Officer, in connection with the commencement of his employment with the Company. The options granted in 1996 vest over one to five years. There currently are 29,100 shares of Common Stock available for grant under the 1996 Plan. The 1996 Plan currently is administered by the Company's Board of Directors. The price of which shares of Common Stock may be purchased upon exercise of an option is determined by the Board of Directors at the time the option is granted. No additional grants under the 1996 Plan will be made in the event the 1997 Incentive Plan is approved at the Meeting.

      The following table sets forth information concerning stock options exercised in 1996 and stock options unexercised at December 31, 1996 for the Named Executive Officers:


  AGGREGATED OPTION/SAR EXERCISES IN 1996 AND VALUE TABLE AT DECEMBER 31,1996

                          Shares                    Number of Unexercised              Value of Unexercised
                         Acquired     Value            Options/SARs at             In-the-money Options/SARs at
                            on       Realized         December 31, 1996                  December 31,1996
       Name              Exercise      ($)        Exercisable/Unexercisable         Exercisable/Unexercisable
       ----              --------   --------      -------------------------         -------------------------
  Vaughn E. Drum            -           -               58,392/38,928                 $1,735,673/$1,157,164

  Gerald J. Guz             -           -               58,392/38,928                 $1,735,673/$1,157,164

  Vincent J. Donahue        -           -               29,196/19,464                   $877,704/$585,136

  Terry L. Pope             -           -               29,196/19,464                   $877,704/$585,136

Employment Contracts with Executive Officers

      The Company has employment agreements with each of Mr. Drum, Mr. Guz, Mr. Pope and Mr. Benzer. The annual salaries payable under such agreements are $170,000, $105,000, $105,000 and $105,000, respectively. Annual salaries payable under such agreements may be increased by the Company's Board of Directors. The agreements with Messrs. Drum, Guz, and Pope have an initial term of five years continuing through December, 2000 and automatically extend for an additional year upon the completion of the five-year term unless either party provides notice to the other of the intention to terminate such contract 120 days prior to the termination date. The agreement with Mr. Benzer had an initial term of two years from August 1994 and shall continue in effect for additional one year periods upon the same terms and conditions unless either party gives written notice of termination at least 180 days prior to expiration. In addition, each employment agreement entitles the employee to receive four weeks paid vacation per year and to participate fully in all employee plans and fringe benefit programs established by the Company after the date of the contract in which other senior executives of the Company are eligible to participate.

      In the event of a termination due to an employee's death or disability, the employee or his estate is entitled to receive unused vacation pay, a pro-rated portion of the bonus (the "Pro-rated Bonus") which would have been payable to the employee under the Company's Incentive Compensation Plan had such employee been employed at the end of the year in which the termination occurred (the "Annual Bonus"), and a separation payment equal to the product of the employee's compensation in the most recent calendar year (such amount is referred to herein as a "Year's Compensation"), and a fraction, the denominator of which is 260, and the numerator of which is the number of months of the employee's service with the Company and a previous parent, UGI Corporation, but in any event not more than six months of compensation (the "Separation Payment"). Additionally, the employee or the employee's estate is entitled to the vesting of all of the employee's interests, if any, under the Company's Stock Option Plans, Restricted Stock Plan, and any other employee plans of the Company ("Plan Vesting"). In the event an employee retires in accordance with the Company's retirement policies, such employee is entitled to receive unused vacation pay, Pro-rated Bonus, Separation Payment, and Plan Vesting (but only to the extent provided in the Company's employee benefit plans for retiring employees).

      If any of Messrs. Drum, Guz or Pope is terminated by the Company without cause, such employee is entitled to receive termination pay of one year's salary (six months in the case of Mr. Guz), unused vacation pay, Separation Payment, Annual Bonus and Plan Vesting. If Mr. Benzer is terminated by the Company without cause, he is entitled to one year's salary, unused vacation pay, Separation Payment and Annual Bonus. In addition, each employee is entitled to the continuation of all employee benefits, without any increase in cost to employee, for a period of 18 months following termination.

      In connection with the Company's relocation of its corporate headquarters from Wayne, Pennsylvania to Houston, Texas, the Company in January 1997 increased Mr. Drum's annual salary to $170,000 per year, accelerated vesting on any unvested options held by him and agreed to provide relocation assistance if and when Mr. Drum's employment with the Company is terminated.


                              CERTAIN TRANSACTIONS

      In connection with Remy Capital's acquisition of its ownership interest in the Company in March 1995, Remy Capital succeeded to a registration rights agreement with the Company (the "Registration Agreement") which provides Remy with the right to require the Company to use its best efforts to register shares held by Remy Capital under the Securities Act. In the event that such rights are exercised in connection with a primary offering proposed by the Company (or a secondary offering with which the Company agrees to participate), Remy Capital would bear its pro-rata share of the costs of the offering, other than legal, accounting and printing costs which are to be borne by the Company. In the event that Bear, Stearns elected to exercise such rights otherwise than in connection with an offering proposed by the Company, all costs of the offering will be borne by it. These rights continue so long as Remy Capital continues to own Common Stock acquired by it. The right to a demand registration may be exercised three times.

      Remy Investors provides the Company and its subsidiaries with various services. The Company compensated Remy Investors for services provided in 1995 through the grant of the Remy Option. Following the grant of the Remy Option, Remy Investors assigned its rights under the Remy Option to purchase 55,000 shares to Remy Capital and its rights to purchase 10,000 shares to Kenneth N. Berns.

      Mr. Mark S. Siegel, Chairman of the Company, is President and sole stockholder of Remy Investors, which is the General Partner of Remy Capital. Kenneth N. Berns, a director of the Company, is an employee of Remy Investors.

      Mr. Siegel and Mr. Berns each participate in the 1996 Plan in their capacities as Chairman of the Board and as a nominally paid employees of the Company. The granting of options to them are based on the full Board of Directors' determination of the benefits realized by the Company from their efforts in assisting the Company to expand and grow. In February 1997, options to purchase an aggregate of 55,000 and 5,000 shares of Common Stock at an exercise price $23 per share, the market price of the Common Stock on the date of grant, were granted to Messrs. Siegel and Berns, respectively, in recognition of their efforts in assisting the Company without consideration in effecting transactions during 1996 without additional consideration. In addition, on July 27, 1997, the full Board of Directors of the Company granted to Messrs. Siegel and Berns under the 1996 Plan options to purchase an aggregate of 45,000 and 10,000 shares of Common Stock at an exercise price of $60 per share, the market price of the Common Stock on the date of grant, in recognition of their assistance in effecting two acquisitions and two financings during the first part of 1997 without additional compensation. Further, the stockholders of the Company, at the 1996 Annual Meeting of Stockholders held August 8, 1996, approved a five-year option agreement between the Company and Remy Investors (the "Remy Option") which permits Remy Investors to purchase 120,000 shares of Common Stock at $5 11/16 per share. Such option was granted to Remy Investors to compensate it for various financial and advisory services provided to the Company during 1995. Mr. Siegel is the President and sole stockholder of Remy Investors.

      Compensation Committee Interlocks and Insider Participation.

      During 1996, grants of stock under the Company's 1996 Stock Plan were approved by the full board of directors. Messrs. Siegel, Drum and Berns are each members of the Board of Directors and each received grants of options under the 1996 Plan. Cash bond compensation during the year awarded to the Company's executive officers has been administered by the Company's Compensation Committee, none of whom are officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Annual Salaries and Other Cash Compensation

      The Company's continuing policies regarding cash compensation for its executives were, to a great extent, established by the Board of Directors in 1990 following a comprehensive study performed for the Company by the Hay Group. That report furnished information on the compensation practices of both firms similar in size to the Company and firms engaged in similar businesses. Prior to 1996, the salaries of the Named Executive Officers and their salary rates remained the same as were established in 1990 based on the Hay Group's report. Likewise, the Incentive Compensation Plan for participating management personnel was established in 1990 based on that report, and has not subsequently changed.

      In considering the amount and form of compensation to be provided for the executive officers of the Company and the subsequent salary increases for 1996, the Board of Directors took into consideration the size of the Company, its financial results and condition, the nature of the Company's business, business conditions in the oil and gas field services and supplies industries, the Company's competitive position in the labor market for skilled executives and amounts paid by other firms to attract and retain executives of comparable competence and experience. The Board of Directors seeks to provide executive salaries that are competitive but not excessive and to provide incentive compensation, in the form of performance related bonuses under the ICP, to encourage executive performance. The ICP, which is described above, is also intended to diminish, for successful executives, any potential competitive shortfall in their cash compensation.

      The Compensation Committee has not altered the compensation policies adopted in 1990 and did not increase the Named Executive Officers salaries over 1990 levels until 1996. The maintenance of such policies reflects the Board's continuing belief that they are the most appropriate policies in view of the Company's organization and size, as well as the industries in which the Company
competes.   In January 1997, the Board of Directors, upon the recommendation of the Compensation Committee, increased the salaries of Messrs. Guz, Donahue: Pope and Benzer each by $15,000. The Compensation Committee recommended such increases to bring the Named Executive Officers salary in line with those paid by comparable firms to their executive officers. In addition, in January 1997, the Compensation Committee increased Mr. Drum's annual salary to $170,000 per year and agreed to vest all unvested stock options held by Mr. Drum. Such actions were in consideration of Mr. Drum's relocation with the Company to Houston, Texas.

      The compensation of Mr. Drum, the Company's President and Chief Executive Officer, was established to reflect the views of the Board of Directors regarding his experience and performance and the performance of the Company in light of prevailing competitive conditions. The Board believes that Mr. Drum is primarily responsible for the implementation of Board policies. Mr. Drum has been effective in keeping the Company competitive by reducing costs and positioning the Company to take substantial advantage of improvements in the market for the Company's services and products as they occur. Mr. Drum's compensation is intended to reflect these views and to provide him incentives to continue his successful leadership of the Company.


Compensation Pursuant to Employee Benefit Plans

      The Board of Directors established the 1993 Plan, the Restricted Stock Plan, and the 1996 Plan, each of which are described above. Pursuant to such plans, the Company has awarded stock options and restricted stock to certain of the Company's executive officers and other key employees of the Company. These grants reflect the Board's recognition of the performance of such individuals and the Board's desire to provide the Company's employees who have substantial responsibility for the Company's management and growth with additional incentive by increasing their proprietary interest in the success of the Company. The submission by the Board of Directors of the 1997 Plan to the stockholders of the Company for their approval at the Meeting reflected the Committee's desire to continue this policy of aligning the proprietary interests of the Company's key employees with those of its stockholders.

Prior Year Employment Agreements and Option Repricings.

      During 1995, the Compensation Committee determined that it was in the best interests of the Company to amend certain employment arrangements with Messrs. Drum, Donahue, Guz and Pope by entering into the amended agreements (the "Amended Agreements") effective December 15, 1995. the amended Agreements, which terminated the employment agreements in effect on such date, reflected a recognition of the change of control of the Company in 1995 and sought to make various changes to the terms thereof.

      Although the Amended Agreements did not alter the executives' existing salary levels, they did change certain other terms. The Amended Agreements (i) fixed the initial employment term at five years, (ii) eliminated severance payments upon a change in control, and (iii) increased the Board of Directors' discretion in providing additional benefits to each executive officers pursuant to the Company's stock option plans, restricted stock plans or other incentive compensation plans. The Committee believes that these changes were necessary in order to increase the Company's flexibility in directing the Company's corporate policies and business strategy.

      In connection with the proposal of new employment contracts, the Committee proposed the repricing of various options owned by the executive officers
(the "Repricing"). The Repricing reflected the prior decline in the market value of the Common Stock prior to 1995 and a desire to maintain the incentives contemplated to be provided by these options. The Repricing also was effected in consideration of the employees agreeing to the employment contract amendments. The Repricing reduced the exercise price of the options from $8 per share to an exercise price ranging from $5 5/16 per share (the market price on the effective date of the Compensation Committee's approval) to $6 3/8 per share, depending upon the individual as well as the vesting date of the applicable option. The Committee believes that the Repricing served to further align the proprietary interests of the Company's executive officers with those of the Company's stockholders.

      The following table summarizes the repricing and amendment of options awarded pursuant to the Repricing during fiscal 1995, which was approved by the stockholders at the Annual Meeting of Stockholders held August 8, 1996:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                  Length of
                                       Securities        Market         Exercise                   original
                                       underlying         price         price at                 option term
                                        number of      of stock at      time of                  remaining at
                                      options/SARs       time of      repricing or      New        date of
                                       repriced or    repricing or     amendment     Exercise    repricing or
          Name              Date         amended        amendment         ($)          Price      amendment
          ----              ----         -------        ---------         ---          -----      ---------
                          12/15/95          38,928       $5 5/16         $8.00        $5 5/16      8 years
Vaughn E. Drum            12/15/95          19,464       $5 5/16         $8.00        $5 3/8       8 years
President and Chief       12/15/95          19,464       $5 5/16         $8.00        $5 7/8       8 years
Financial Officer . . .   12/15/95          19,464       $5 5/16         $8.00        $6 3/8       8 years

Vincent J. Donahue
Vice President and
Secretary . . . . . . .   12/15/95          48,660       $5 5/16         $8.00        $5 5/16      8 years

                          12/15/95          38,928       $5 5/16         $8.00        $5 5/16      8 years
                          12/15/95          19,464       $5 5/16         $8.00        $5 3/8       8 years
Gerald J. Guz             12/15/95          19,464       $5 5/16         $8.00        $5 7/8       8 years
Senior Vice President .   12/15/95          19,464       $5 5/16         $8.00        $6 3/8       8 years

Terry L. Pope
Vice President,
President and Chief
Operating Officer of
Triad Drilling  . . . .   12/15/95          48,660       $5 5/16         $8.00        $5 5/16      8 years

Section 162(m) Deduction Limitation

      Section 162(m) of the Code imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the Named Executive Officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to the Company's employee benefit plans may be exempt from the deduction limit if certain requirements are met. The Committee has considered the effect of Section 162(m) on the Company's existing compensation program.

                                 Kenneth N. Berns
                                 Vaughn E. Drum
                               * Terry H. Hunt
                               * Mark S. Siegel
                               * Nadine C. Smith
                                 Robert B. Spears

* Member of the Compensation Committee

                               PERFORMANCE GRAPH

      The following graph compares the cumulative stockholder return on the Common Stock of the Company, for the period from December 7, 1993, the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, through December 31, 1996, with the cumulative total return of the Standard and Poors 500 Stock Index and an industry index calculated with equal weighting given to each of the Dow Jones Oil Drilling -- U. S. Index and the Dow Jones Oil Field Equipment and Services -- U. S. Index. The graph assumes investment of $100 on December 7, 1993 and reinvestment of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

        Assumes Initial Investment of $100 and Reinvestment of Dividends

                         1991      1992     1993      1994      1995      1996
                       -------   -------   -------   -------   -------   -------
UTI Energy Corp.....   $100.00   $100.00   $ 90.63   $ 45.31   $ 73.44   $417.19
S & P 500...........   $100.00   $100.00   $104.65   $105.20   $145.88   $184.31
Peer Group Only.....   $100.00   $100.00   $110.67   $ 93.82   $150.81   $249.77

      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT


      The following table sets forth, as of July 25, 1997, the stock ownership of the Company's named executive officers and directors individually, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.



                     Name of                           Amount and Nature of                 Percent
                 Beneficial Owner                      Beneficial Ownership                of Class
                 ----------------                      --------------------                --------
Other Beneficial Owners:

     REMY Capital Partners III, L.P.                         1,794,550(1)                    43.9%
     1801 Century Park East, Suite 1111
     Los Angeles, CA   90067

     REMY Investors & Consultants, Incorporated              1,849,550(1)                    44.6%
     1801 Century Park East, Suite 1111
     Los Angeles, CA   90067

     Shamrock Holdings of California, Inc.                     222,222                        5.2%
     4444 Lakeside Drive
     Burbank, CA 91505

     Quarles Drilling Corporation                              244,593                        6.1%
     7633 East 63rd Drive, Suite 6500
     Tulsa, Oklahoma

     Canyon Partners, Inc.                                     400,000(3)                     9.0%
     9655 Wilshire Blvd. - Suite 200
     Beverly Hills, CA  90212

Directors and Executive Officers:
     Mark S. Siegel                                          1,973,300(1)                    47.4%
     Vaughn E. Drum                                            146,120(3)                     3.5%
     Kenneth N. Berns                                           25,000(4)                     1  %
     Terry H. Hunt                                               2,500(5)                     *
     Nadine C. Smith                                             3,500(5)                     *
     Robert B. Spears                                            2,800(5)                     *
     Karl W. Benzer                                              1,000                        *
     Gerald G. Guz                                             107,192(3)                     2.6%
     Terry L. Pope                                              58,596(3)                     1.5%
(All Directors and Executive Officers as a group
-- 11 persons)                                               2,292,328                       51.5%

---------------

* indicates less than 1.0%

(1) REMY Capital's ownership includes 1,739,550 shares of Common Stock owned of record by Remy Capital and 55,000 shares of Common Stock underlying options held by Remy Capital. The Common Stock beneficially owned by REMY Investors and Consultants, Incorporated, which is the General Partner of Remy Capital, includes the 1,794,550 shares of Common Stock and options owned by Remy Capital as well as presently exercisable options to purchase 55,000 shares of Common Stock held by Remy Investors. The Common Stock beneficially owned by Mr. Siegel, who is the President and sole stockholder of Remy Investors, includes the 1,849,550 shares of Common Stock and options beneficially owned by Remy Investors as well as presently exercisable options to purchase 100,000 shares of Common Stock held by Mr. Siegel.

(2) Represents 400,000 shares of Common Stock underlying Warrants to purchase Common Stock at a price of $32.50 per share. Based solely upon a Schedule 13D dated April 11, 1997, Canpartners Investments IV, LLC is controlled by Canpartners Incorporated ("Canpartners"), which is deemed to have sole voting and dispositive power over the shares underlying such warrant. Canpartners is controlled by Joshua S. Friedman, Mitchell R. Julis and R. Christian Evensen who are deemed as a group to have sole voting and dispositive power of the shares underlying such warrant.

(3) Includes shares underlying presently exercisable stock options held by the following parties in the following amounts: Mr. Drum, 97,320 option shares; Mr. Guz, 58,392 option shares; Mr. Pope, 29,196 option shares; Mr. Hunt, 2,500 option shares; Ms. Smith, 2,500 option shares; Mr. Spears, 2,500 option shares.

      Does not include shares underlying stock options held by the following individuals, which options are not presently exercisable and will not become exercisable within sixty days in the following amounts: Mr. Drum, 10,000 option shares; Mr. Guz, 42,929 option shares; Mr. Pope, 19,464 option shares; Mr. Benzer, 4,000 option shares; Mr. Hunt, 1,250 option shares; Ms. Smith, 1,250 option shares; Mr. Spears, 1,250 option shares.

(4) Includes 25,000 shares underlying presently exercisable options owned by Mr. Berns. Does not include 1,849,550 shares beneficially owned by Remy Investors. Mr. Berns is an employee of Remy Investors but disclaims any beneficial ownership of such shares.

(5) Excludes options to purchase 1,250 shares of Common Stock granted to each of Messrs. Hunt and Spears and Ms. Smith pursuant to the Non-Employee Director Plan, which are not exercisable within 60 days.

      Except as stated herein, there are no arrangements known to the Company which may result in a change in control of the Company and each shareholder has sole voting and investment power with respect to the Company's Common Stock included in the above table.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to officers, directors, and greater than ten percent shareholders were complied with, except that Mr. Dupuis was late in filing a Form 3 reporting his appointment to the position of Vice President and Chief Financial Officer of the Company.

OTHER BUSINESS

      As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING.

      Any proposal by a Stockholder to be presented at the Company's next Annual Meeting of Stockholders, currently expected to be held in August, 1998, must be received at the offices of the Company, 16800 Greenspoint Park, Suite 225N, Houston, Texas 77060, not later than April 9, 1998.


ANNUAL REPORT

      The Company has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.




                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       P. Blake Dupuis
                                       Secretary

August 8, 1997

                                                                         ANNEX A


                                UTI ENERGY CORP.

                         1997 LONG-TERM INCENTIVE PLAN



                              ARTICLE I:  GENERAL

      SECTION 1.1 Purpose of the Plan. The Long-Term Incentive Plan (the "Plan") of UTI Energy Corp. (the "Company") is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through (i) the grant of options ("Options") to purchase shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), (ii) the grant of stock appreciation rights ("Stock Appreciation Rights"), (iii) the award of shares of restricted Common Stock ("Restricted Stock") and (iv) the award of units payable in cash or shares of Common Stock based on performance ("Performance Awards"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company.

      SECTION 1.2 Administration of the Plan. (a) The Plan shall be administered either by the full Board of Directors of the Company (the "Board of Directors") or by the Compensation Committee or other designated committee of the Board of Directors. The Board of Directors or such committee is referred to herein as the "Committee". The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company's stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

      (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

      SECTION 1.3 Eligible Participants. Key employees, including officers and directors of the Company and its subsidiaries (all such subsidiaries being referred to as "Subsidiaries") shall be eligible for Awards under the Plan.

      SECTION 1.4 Awards Under the Plan. Awards to key employees may be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem with Options, (iii) shares of Restricted Stock,
(iv) Performance Awards, or (v) any combination of the foregoing (collectively, "Awards").

      SECTION 1.5 Shares Subject to the Plan. Initially, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 200,000, subject to adjustment as provided in the Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

      If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon an Option holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for Awards under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for Awards under the Plan. Cash exercises of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

      The aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted to any one participant in any one year under the Plan shall be 100,000. The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of Restricted Stock shall be 100,000. The aggregate number of shares of Common Stock that may be received by any one participant in any one year in respect of a Performance Award shall be 100,000 and the aggregate amount of cash that may be received by any one participant in any one year in respect to a Performance Award shall be $500,000.

      The total number of Awards (or portions thereof) settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this
Section 1.5.

      The aggregate number of shares of Common Stock that are available under the Plan for Options granted in accordance with Section 2.4(i) ("ISOs") is 200,000, subject to adjustments as provided in Section 5.2 of the Plan.

      SECTION 1.6 Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive awards to, or assume incentive awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

            ARTICLE II:  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      SECTION 2.1 Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

      (a) Option Price. The option price per share shall be determined by the Committee, except that in the case of an Option granted in accordance with
Section 2.4(i) the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant).

      (b) Term of Option. The term of an Option shall be determined by the Committee, except that in the case of an ISO the term of the Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

      (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

      (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

      (e) Stockholder Rights. The holder of an Option shall, as such, have none of the rights of a stockholder.

      (f) Termination of Employment. The Committee shall have discretion to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment.

      SECTION 2.2 Stock Appreciation Rights in Tandem with Options. (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

      (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the "Appreciation") equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.

      SECTION 2.3 Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

      (a) Exercise Price. The exercise price per share shall be determined by the Committee on the date the Independent SAR is granted.

      (b) Term of Independent SAR. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

      (c) Exercise of Independent SARs. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the "Appreciation") equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

      (d) Stockholder Rights. The holder of an Independent SAR shall, as such, have none of the rights of a stockholder.

      (e) Termination of Employment. The Committee shall have discretion to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder's termination of employment.

      SECTION 2.4 Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant
(i) ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant, including, if then applicable, limits with respect to minimum exercise price, duration and amounts and special limitations applicable to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. If an Option intended to be an ISO ceases or is otherwise not eligible to be an ISO, such Option (or portion thereof necessary to maintain the status of the remaining portion of the Option as an ISO) shall remain valid but be treated as an Option other than an ISO.

      SECTION 2.5 Change of Control. Notwithstanding the exercisability schedule governing any Option or Stock Appreciation Right, upon the occurrence of a Change of Control (as defined in Section 5.9) all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants who are employees of the Company or its subsidiaries at the time of such Change of Control shall (unless specifically provided otherwise in the grant thereof) become immediately exercisable and, unless the participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the employee's termination of employment for any reason other than termination by the Company or a subsidiary of the Company for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position or positions with the Company or such subsidiary (termination for "cause"); provided that this Section 2.5 shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

                         ARTICLE III:  RESTRICTED STOCK

      SECTION 3.1 Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

      (a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine in accordance with the provisions hereof. Performance objectives will be based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.

      (b) Restrictions on Transfer. Stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee's termination of employment before all the employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee.

At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee or the employee's estate, free of all restrictions.

      (c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award, (i) unless the Restricted Stock grant specifies otherwise, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company; provided that clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

                        ARTICLE IV:  PERFORMANCE AWARDS

      SECTION 4.1 Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

      (a) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance goal of such Performance Award shall be measured. The performance period for a Performance Award shall be established prior to the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee.

      (b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives described either in terms of Company-wide performance or in terms that are related to performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee shall have the authority to establish the specific performance objectives and measures applicable to such objectives. Such objectives, however, shall be based on increases in share prices, operating income, net income or cash flow thresholds on a company wide, subsidiary or division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.

      (c)  Size, Frequency and Vesting.   The Committee shall have the
authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

      (d) Payment. Following the end of each performance period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall be deemed to have fully earned the Performance Award. If the employee exceeds the specified minimum level of acceptable achievement but does not fully attain such objectives, the employee shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total Award, as determined by the Committee. If a Performance Award is granted after the start of a performance period, the Award shall be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, including restrictions in order to satisfy the conditions under
Section 162(m) of the Code, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

      (e) Termination of Employment. A recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. A recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the Award which is proportional to his or her period of actual service.

      (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, (i) unless the Award specifies otherwise, the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest upon a Change of Control of the Company. In addition, each participant in the Plan shall receive the maximum Performance Award he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Award if he or she remains in the Company's employ. However, clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

      (g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.

                       ARTICLE V:  ADDITIONAL PROVISIONS

      SECTION 5.1 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      SECTION 5.2 Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan.

      In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

      SECTION 5.3 Amendments. (a) The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan.

      (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

      SECTION 5.4 Cancellation of Awards. Any Award granted under the Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which Award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

      SECTION 5.5 Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability. An Award may also provide the holder with the right to satisfy the Withholding Tax with previously owned shares of Common Stock or shares of Common Stock otherwise issuable to the holder.

      Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

      SECTION 5.6 Non-assignability. Except as expressly provided in the Plan or in any agreements, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

      SECTION 5.7 Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      SECTION 5.8 No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any director for reelection by the Company's stockholders.

      SECTION 5.9 Change of Control. A "Change of Control" shall be deemed to have occurred if:

           (1) any Person (as defined below), other than a Designated Person, is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 35% or more of the Voting Power (as defined below);

           (2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

           (3) at any meeting of the stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

           (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

      For purposes of this Section 5.9, (i) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on May 1, 1997, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act on May 1, 1997; (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors; and (iv) "Designated Person" shall mean any Person whose Beneficial Ownership of securities is solely the result of such Person acquiring securities as an underwriter in an underwritten public offering of such securities. Notwithstanding anything contained herein to the contrary, a Change in Control shall not be deemed to have occurred due to the Voting Power of Remy Capital Partners III, L.P. or any of its affiliates (collectively "Remy") falling below 35% or subsequently increasing over 35%.

      SECTION 5.10 Duration and Termination. (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no ISO (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the effective date of the Plan, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

      (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

      SECTION 5.11 Deferred Compensation and Trust Agreements. The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements including "rabbi trusts", with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

      SECTION 5.12 Effective Date. The Plan shall be effective as of July 23, 1997, subject to approval of the Corporation's stockholders.

    The undersigned hereby appoints Vaughn E. Drum and P. Blake Dupuis proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of UTI Energy Corp., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual meeting of Stockholders of the Company to be held August 28, 1997 or any adjournment thereof.

    (Continued, and to be marked, dated and signed, on the other side)


                             fold and detach here


                UTI Energy Corp.        Annual Meeting of Stockholders

                                        August 28, 1997 10:00 a.m.
                                        Offices of UTI Energy Corp.
                                        16800 Greenspoint Park, Suite 225N
                                        Houston, Texas 77060

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

1.   Election of Directors
     -- FOR all nominees named below (except as marked to the contrary) -- WITHHOLD AUTHORITY to vote for all nominees named below

     Nominees:  Vaughn E. Drum and Robert B. Spears

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write then individual's name in the space provided below.

2.   Approve the UTI Energy Corp. 1997 Long-Term Incentive Plan
            FOR                    AGAINST                   ABSTAIN
     ------                 ------                    ------

3. Approve the three-for-one stock split and amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock from 10,000,000 to 50,000,000.
            FOR                    AGAINST                   ABSTAIN
     ------                 ------                    ------

4. Approve an amendment to the Company's Restated Certificate of Incorporation that would authorize the issuance of 5,000,000 shares of Preferred Stock.
            FOR                    AGAINST                   ABSTAIN
     ------                 ------                    ------

5. In their discretion, the proxies are authorized to vote upon any other matter as may properly come before the meeting.

     I plan to attend the meeting.
----

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, custodian, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name as authorized person.

Dated                        , 1997
     ------------------------


--------------------------------------------------------
                     (SIGNATURE)

--------------------------------------------------------
              (SIGNATURE IF HELD JOINTLY)


     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------


                             fold and detach here
                          -------------------------
                                ANNUAL MEETING
                                      OF
                               UTI ENERGY CORP.

                          Thursday, August 28, 1997
                                  10:00 a.m.
                         Officers of UTI Energy Corp.
                      16800 Greenspoint Park, Suite 225N
                             Houston, Texas 77060